Exhibit 8.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
301 South College Street / 23rd Floor Charlotte, NC 28202-6041 T: 704.417.3000 F: 704.377.4814 nelsonmullins.com

December 19, 2022

Pono Capital Corp.

643 Ilalo St. #102

Honolulu, Hawaii 96813

Re:     Registration Statement on Form S-4 (File No. 333-268625)

Ladies and Gentlemen:

We have acted as counsel to Pono Capital Corp., a Delaware corporation (“Pono”) in connection with the preparation of the registration statement on Form S-4 (and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-268625) filed with the Commission on December 1, 2022, and as amended or supplemented through the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed in connection with the transactions (the “Business Combination”) contemplated by the parties, including (i) Pono Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Pono, with and into AERWINS Technologies Inc., a Delaware corporation (“AERWINS”), pursuant to an Agreement and Plan of Merger, dated as of September 7, 2022 (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among Pono, Merger Sub, AERWINS, Mehana Equity LLC, in its capacity as the representative of the stockholders of Pono, and Shuhei Komatsu in his capacity as the representative of the stockholders of AERWINS. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

You have requested our opinion concerning the tax consequences of the transactions to the parties to the Business Combination and the discussion of the Merger as set forth in the section entitled “THE BUSINESS COMBINATION PROPOSAL - United States Federal Income Tax Considerations - U.S. Federal Tax Consequences of the Merger” in the Registration Statement.

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | MARYLAND | MASSACHUSETTS

MINNESOTA | NEW YORK | NORTH CAROLINA | OHIO | SOUTH CAROLINA | TENNESSEE | TEXAS | VIRGINIA | WEST VIRGINIA

Pono Capital Corp.

December 19, 2022

Representations and Assumptions

In providing this opinion, we have assumed (without any independent investigation or review thereof) that all original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Merger; all factual representations, warranties, and statements made or agreed to by the parties to the Merger Agreement and related agreements (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise; the descriptions of Pono and AERWINS in the Registration Statement, the public filings filed in connection with Pono’s and AERWINS’s listing on Nasdaq, and Pono’s and AERWINS’s other public filings are true, accurate, and complete; the description of the Merger and other transactions related to the Merger (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Merger will be consummated in accordance with such description and with the Merger Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable corporate law as described in the Merger Agreement and the other Agreements; the Documents represent the entire understanding of the parties with respect to the Merger and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; Pono and AERWINS will treat the Merger for U.S. federal income tax purposes in a manner consistent with the opinion set forth below; and all applicable reporting requirements have been or will be satisfied.

The opinion set forth below is based on the Code, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination, or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Opinions

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, it is our opinion that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code. We further confirm that the statements set forth in the Registration Statement under the section entitled “THE BUSINESS

Pono Capital Corp.

December 19, 2022

COMBINATION PROPOSAL - United States Federal Income Tax Considerations - U.S. Federal Tax Consequences of the Merger” insofar as they address the material U.S. federal income tax considerations with respect to the Merger, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

We hereby consent to be named in the Registration Statement and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination under any state, local or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP